10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Select Small Cap Growth

Security

Performance Food Group Co. *
Performance Food Group Co. *

Advisor

EIMCO

Transaction

 Date

10/10/01
10/10/01

Cost

$158,160
$263,600

% of

Offering Purchase

0.120%
0.200%

Fund

Select Small Cap Growth Fund

Security

Gamestop Corp
Gamestop Corp
Gamestop Corp

Advisor

EIMCO

Transaction

 Date

2/12/02
2/12/02
2/12/02

Cost

$558,000
$1,800
$243,000

% of

Offering Purchase

0.172%
0.001%
0.075%

Fund

Select Small Cap Growth

Security

CTI Molecular Imaging Inc.
CTI Molecular Imaging Inc.
CTI Molecular Imaging Inc.



Advisor

EIMCO

Transaction

 Date

6/20/02
6/20/02
6/20/02

Cost

$425,000
$272,000
$30,600

% of

Offering Purchase

0.233%
0.149%
0.017%